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                                                                    EXHIBIT 23.6

                     CONSENT OF J.P. MORGAN SECURITIES INC.

    We hereby consent to the use of our opinion letter dated February 24, 1995 to the Board of Directors of Schwitzer, Inc. included in Appendix C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a wholly-owned subsidiary of Kuhlman Corporation with and into Schwitzer, Inc. and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          J.P. MORGAN SECURITIES INC.
                                          By: ____/s/ Christoper C. Kunhardt____
                                             Name: Christoper C. Kunhardt
                                             Title: Vice President

New York, New York
March 17, 1995